Exhibit 99.1

For Immediate Release
Contact:

Media Inquiries:
Kristen Moore
kristen.moore@demandmedia.com
310-917-6432

Investor Relations Inquiries:
Julie MacMedan
julie.macmedan@demandmedia.com
310-917-6485

Demand Media Acquires Name.com
Adds Domain Name Retail Operations to Registrar Services

Santa Monica, California – January 7, 2013 – Demand Media® (NYSE: DMD), a leading digital media company, today announced the acquisition of Denver-based Name.com, a domain name registrar known for its strong retail footprint, award-winning customer service and creative spirit. The acquisition is intended to expand Demand Media’s platform as it prepares for the historic release of new Top Level Domains (TLDs) this year.

Founded in 2003, Name.com customers have registered nearly 1.5 million domains, and use the company’s tools and services to grow their online presence. As the second largest registrar in the World, Demand Media’s eNom subsidiary has over 13.5 million domain names on its platform registered by over 8,800 resellers and partners. “Name.com will provide a direct channel for us to reach consumers and small businesses as they develop and manage their online identities,” said Richard Rosenblatt, chairman and CEO, Demand Media. “This becomes even more valuable as over one thousand new domain extensions are expected to become available for registration in the years ahead.”

In 2011, ICANN initiated the process for creating new domain extensions as a way to increase domain name choices for memorable or descriptive web addresses (for example, integritymortgagesolutions.com can become integrity.mortgage or integritymortgage.solutions) and help organize websites and information better (for example, gwathmey-siegel.com could end in a domain extension that maps to the nature of the business, such as .law, .architect or .cpa). Last June, ICANN announced it had received 1,930 applications for new TLDs that were submitted by entrepreneurs, businesses, governments and communities around the world looking to operate a TLD registry of their own choosing.

Demand Media will retain the Denver-based team and the business will report to Taryn Naidu, executive vice president, Registrar Services. “Our strategy is to provide an end-to-end solution for all things domains -- whether you are looking to consume or distribute names and services,” said Naidu. “Name.com brings innovation, creativity and a deep commitment to their customers – factors which we believe are essential in the environment of new gTLDs.”

About Demand Media
Demand Media, Inc. (NYSE: DMD) is a leading digital media company that informs and entertains one of the internet’s largest audiences, helps advertisers find innovative ways to engage with their customers and enables publishers to expand their online presence. Headquartered in Santa Monica, CA, Demand Media has offices in North America, South America and Europe. For more information about Demand Media, please visit www.demandmedia.com.

© 2013 Demand Media, Inc.

Cautionary Information Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements involve risks and uncertainties regarding the Company's future financial performance, and are based on current expectations, estimates and projections about our industry, financial condition, operating performance and results of operations, including certain assumptions related thereto. Statements containing words such as "guidance," "may," "believe," "anticipate," "expect," "intend," "plan," "project," "projections," "business outlook," and "estimate" or similar expressions constitute forward-looking statements. Actual results may differ materially from the results predicted, and reported results should not be considered an indication of future performance. Potential risks and uncertainties include, among others: changes in the methodologies of Internet search engines, including the recent algorithmic changes made by Google to its search results as well as possible future changes, and the impact such changes may have on page view growth and driving search related traffic to our owned and operated websites and the websites of our network customers; the inherent challenges of estimating the overall impact on page views and search driven traffic to our owned and operated websites based on the limited data available to us since the last algorithmic changes made by Google; our ability to compete with new or existing competitors; our ability to maintain or increase our advertising revenue; our ability to continue to drive and grow traffic to our owned and operated websites and the websites of our network customers; our ability to effectively monetize our portfolio of content; our dependence on material agreements with a specific business partner for a significant portion of our revenue; future internal rates of return on content investment and our decision to invest in different types of content in the future; our ability to attract and retain freelance content creators; the effects of changes in marketing expenditures or shifts in marketing expenditures; the effects of seasonality on traffic to our owned and operated websites and the websites of our network customers; changes in stock-based compensation; changes in amortization or depreciation expense due to a variety of factors; potential write downs, reserves against or impairment of assets including receivables, goodwill, intangibles or other assets; changes in tax laws, our business or other factors that would impact anticipated tax benefits or expenses; our ability to successfully identify, consummate and integrate acquisitions, including integrating our recent acquisitions; our ability to retain key customers and key personnel; risks associated with litigation; the impact of governmental regulation; and the effects of discontinuing or discontinued business operations.From time to time, we may consider acquisitions or divestitures that, if consummated, could be material.Any forward-looking statements regarding financial metrics are based upon the assumption that no such acquisition or divestiture is consummated during the relevant periods.If an acquisition or divestiture were consummated, actual results could differ materially from any forward-looking statements.More information about potential risk factors that could affect our operating and financial results are contained in our annual report on Form 10-K for the fiscal year ending December 31, 2010 filed with the Securities and Exchange Commission (http://www.sec.gov) on March 1, 2011, and as such risk factors may be updated in our quarterly reports on Form 10-Q filed with the Securities and Exchange Commission, including, without limitation, information under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

Furthermore, as discussed above, the Company does not intend to revise or update the information set forth in this press release, except as required by law, and may not provide this type of information in the future.